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
                                              Part IV

                                              Schedule V

LOWE'S COMPANIES, INC. AND SUBSIDIARY COMPANIES
PROPERTY, IMPROVEMENTS AND EQUIPMENT
(Thousands of Dollars)

                            Balance                                     Balance
                                at                             Net          at
          Year ended      Beginning Additions  Retirement Transfers      Close
     January 31, 1994     of Period    at cost    or Sale Other Asse   of Period
Land                      $188,562    $37,202      ($693)     ($520)    $224,551
Buildings                  421,620    146,945     (4,765)   (55,825)     507,975
Store & Office Equipment   278,687    140,526    (30,077)      -319      388,817
Transportation Equipment    92,315     30,665    (11,263)        18      111,735
Leasehold Improvements      86,756     18,242     (8,333)   (12,721)      83,944
                        $1,067,940   $373,580   ($55,131)  ($69,367)  $1,317,022
                          ========   ========   ========  =========     ========

         Year ended
     January 31, 1993

Land                      $116,382    $78,502      ($299)   ($6,023)    $188,562
Buildings                  400,877     52,179     (1,719)   (29,717)     421,620
Store & Office Equipment   218,690     84,962    (24,930)       -35      278,687
Transportation Equipment    84,018     19,366    (11,069)                 92,315


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Leasehold Improvements      49,823     38,306     (1,373)                 86,756
                          $869,790   $273,315   ($39,390)  ($35,775)  $1,067,940
                          ========   ========   ========  =========     ========

          Year ended
     January 31, 1992

Land                       $99,127    $20,180      ($170)   ($2,755)    $116,382
Buildings                  371,947     38,914       -275     (9,709)     400,877
Store & Office Equipment   182,905     59,248    (22,754)      -709      218,690
Transportation Equipment    80,376     13,269     (9,627)                 84,018
Leasehold Improvements      42,178      8,120       -475                  49,823
                          $776,533   $139,731   ($33,301)  ($13,173)    $869,790
                          ========    =======   ========   ========      =======